Exhibit 8.2

June 11, 2021

American State Bancshares, Inc.

1321 Main Street

Great Bend, Kansas 67530

Attention: Board of Directors

Ladies and Gentlemen:

We have acted as counsel to American State Bancshares, Inc. a Kansas corporation (“ASB”), in connection with the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of May 14, 2021, by and among ASB, Equity Bancshares, Inc., a Kansas corporation (“Equity”), and Greyhound Merger Sub, Inc. a Kansas corporation (“Merger Sub”) and a wholly-owned direct subsidiary of Equity.

Pursuant to the Reorganization Agreement, Merger Sub will merge with and into ASB, with ASB as the surviving corporation (the “Merger”). Immediately after the Merger, ASB will merge into Equity, with Equity as the surviving corporation (the “Second Merger,” and together with the Merger, the “Integrated Mergers”). The Integrated Mergers and certain other matters contemplated by the Reorganization Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Equity, which includes the proxy statement/prospectus relating to the Integrated Mergers (the “Proxy Statement/Prospectus”).

At your request, we have examined the form of Registration Statement to be filed with the U.S. Securities and Exchange Commission, including the Proxy Statement/Prospectus that forms a part thereof, in connection with the issuance of shares of Equity common stock (as defined therein) and, if applicable, the payment of cash, in each case to the common shareholders of ASB in exchange for their shares of ASB common stock in the Merger.

You have requested our opinion regarding the material United States federal income tax matters described in the section of the Registration Statement entitled: “Certain Material U.S. Federal Income Tax Consequences of the Integrated Mergers.”

In rendering our opinion, we have reviewed (without any independent investigation) the Reorganization Agreement, the Registration Statement, the representation letters dated June 11, 2021, and delivered by Equity and ASB to us for the purpose of rendering our opinion stated herein, and such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinion set forth herein (all documents described in this sentence are collectively referred to as the “Documents”). We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations, and warranties contained in the Documents.

In rendering our opinion, we have assumed (and are relying thereon, without any independent investigation thereof): (i) that the Integrated Mergers will be consummated in accordance with the terms of the Reorganization Agreement and the certificates of the parties to the Integrated Mergers and without breach or waiver of any material provision thereof and as described in the Registration Statement; (ii) the genuineness of all signatures and the authenticity of original Documents submitted to us, the conformity to the originals of Documents submitted to us as copies, and the due and valid execution and delivery of all Documents where due execution and delivery are a prerequisite to the effectiveness thereof; (iii) the Documents have been duly authorized by all necessary corporate actions in order to make the Documents valid and legally binding obligations of the parties enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy; (iv) all of the information, facts, statements, representations, warranties, and covenants contained in the Documents (without regard to any qualification stated therein and without undertaking to verify such

1201 Walnut Street, Suite 2900, Kansas City, MO 64106

June 11, 2021

information, facts, statements, representations, warranties, and covenants by independent investigation) are true and accurate at all relevant times (including as of the effective time of the Merger); (v) the respective parties to the Documents and all parties referred to therein (including all successors-in-interest to such parties) will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents; (vi) none of the terms and conditions contained in the Documents have been or will be waived or modified in any respect; (vii) none of the parties to the Reorganization Agreement will take any action after the effective time of the Integrated Mergers that would cause the Integrated Mergers not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and (viii) the accuracy of any representation or statement made “to the knowledge of” or similarly qualified without such qualification. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the information, facts, statements, representations, warranties, and covenants provided or made by Equity, Merger Sub, and ASB in the Documents. Any change in the accuracy or completeness of any of the information, facts, statements, representations, warranties, or covenants provided or made by Equity, Merger Sub, or ASB in the Documents, or assumptions on which our opinion is based could affect our conclusion.

Based solely upon and subject to the foregoing, and subject to the assumptions, qualifications, and limitations stated herein and set forth in the Registration Statement, we are of the opinion that, under current law, (i) the Integrated Mergers as structured will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) the statements regarding the United States federal income tax consequences set forth in the Registration Statement under the heading “Certain Material U.S. Federal Income Tax Consequences of the Integrated Mergers,” insofar as they constitute statements of law or legal conclusions, accurately describe the material United States federal income tax consequences of the Integrated Mergers. Our opinion addresses only the specific matters described in the Registration Statement under the caption “Certain Material U.S. Federal Income Tax Consequences of the Integrated Mergers”, insofar as they constitute statements of law or legal conclusions, and does not address any other federal, state, local, or foreign tax consequences that may result from the transactions described in the Registration Statement.

Our opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, all as of the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Our opinion is being delivered prior to the consummation of the Integrated Mergers and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, if any of the statements, representations, warranties, assumptions, or certificates upon which we have relied to issue this opinion are incorrect, our opinion shall be void and may not be relied upon.

Our opinion set forth above is being rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Very truly yours,

/s/ Stinson LLP

STINSON LLP